UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 3, 2013

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6465 East Johns Crossing Johns Creek, GA	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 6, 2014, Innotrac Corporation, a Georgia corporation (the “Company”), Blue Eagle Acquisition Sub, Inc., a Georgia corporation (“Purchaser”) and a wholly-owned subsidiary of Blue Eagle Holdings L.P., a Delaware limited partnership (“Parent”), and Parent announced the expiration of the offer by Purchaser to purchase (the “Offer”) all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of the Company, at a purchase price of $8.20 per Share, in cash, less withholding taxes and without interest (such price per Share, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 4, 2013 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal. The Offer expired at 6:00 p.m., New York City time, on January 3, 2014. Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer, advised the Purchaser that 6,149,923 Shares were validly tendered in the Offer (excluding Shares tendered by notices of guaranteed delivery), representing approximately 46.4% of the issued and outstanding Shares, with an additional 22,900 Shares tendered by notice of guaranteed delivery. Parent has announced that all Shares that were validly tendered and not properly withdrawn have been accepted for purchase, and will be promptly paid for by Purchaser, in accordance with the terms of the Offer. Shares validly tendered in satisfaction of guaranteed delivery procedures will also be accepted for payment and promptly paid for in accordance with the terms of the Offer. An additional 5,839,462 Shares, representing approximately 44.1% of the total Shares outstanding, owned by Mr. Scott D. Dorfman, the Company’s founder, Chairman, President and Chief Executive Officer, and certain related shareholders were contributed to Parent pursuant to a Contribution and Support Agreement in exchange for 47,883.59 preferred limited partnership units of Parent. As previously disclosed, the Offer was made pursuant to an Agreement and Plan of Merger, dated as of November 14, 2013 (the “Merger Agreement”), by and among the Company, Parent and Purchaser.

As a result of the purchase of Shares in the Offer and the contribution of Shares by Mr. Dorfman and certain related shareholders to Parent pursuant to the Contribution and Support Agreement with Parent, immediately followed by the contribution of such Shares by Parent to Purchaser (collectively, the “Contribution”), Purchaser held greater than 90% of the outstanding Shares. On January 6, 2014, Purchaser, without calling a meeting of the Company’s shareholders, effected a merger in accordance with the “short-form” merger provisions available under Georgia law, whereby Purchaser was merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, each Share not previously purchased in the Offer (other than Shares held by shareholders who properly demand and perfect dissenters’ rights under the Georgia Business Corporation Code and Shares directly or indirectly held by the Company, Parent or Purchaser) was converted into the right to receive the Offer Price per Share in cash.

The total amount of consideration payable in the Offer and the Merger is approximately $56.2 million. In addition, Parent issued to Mr. Dorfman and certain related shareholders 47,883.59 preferred limited partnership units in Parent in exchange for the Shares contributed by them to Parent in the Contribution, and Mr. Dorfman and such related shareholders sold 32,883.62 of those preferred limited partnership units in Parent to affiliates of Sterling Partners in exchange for a total of approximately $32.9 million. Parent and the Purchaser will fund the acquisition with a combination of debt financing, using funds borrowed under the Credit Agreement (defined below) entered into in connection with the Offer and the Merger, and equity financing.

On January 6, 2014, the Company, Parent and Purchaser issued two press releases: (1) a press release announcing the expiration and Purchaser’s completion of the Offer pursuant to the Offer to Purchase, and (2) a press release announcing the completion of the Merger pursuant to the Merger Agreement. These press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 6, 2014, Purchaser entered into a Credit Agreement with Regions Bank, as lender, administrative agent and collateral agent, and Fifth Third Bank, as lender and syndication agent (the “Credit Agreement”), and the Company became party to the Credit Agreement upon the consummation of the Merger, as the surviving corporation of the Merger. The Credit Agreement provides for a revolving credit facility in the amount of up to $15 million and a term loan in the amount of up to $38.5 million, each with a maturity date of January 6, 2019. The interest rate on borrowings under the Credit Agreement is variable, and the Company can make borrowings with interest rates equal to the base rate (defined in the Credit Agreement) or an adjusted LIBOR rate. The Credit Agreement contains customary reporting obligations and typical affirmative and negative covenants regarding the operation of the Company’s business. The Credit Agreement also contains customary default provisions, including cross-default provisions. Pursuant to such provisions, upon the occurrence of an event of default, the lenders may terminate their loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement as secured parties.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In connection with the closing of the Merger, NASDAQ filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Shares and suspended trading of the Shares on NASDAQ at market close on January 6, 2014. The Company intends to file a Form 15 with the SEC to effect the termination of registration of the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

In the Merger, each Share not previously purchased in the Offer (other than Shares held by shareholders who properly demand and perfect dissenters’ rights under the Georgia Business Corporation Code and Shares directly or indirectly held by the Company, Parent or Purchaser) was converted into the right to receive a price per Share equal to the Offer Price. At the effective time of the Merger and subject to dissenters’ rights under Georgia law, the Company’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their rights to receive the Offer Price) and, accordingly, no longer have any interest in the Company’s future earnings and growth.

The information set forth in Item 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As of the effective time of the Merger on January 6, 2014, in connection with the transactions contemplated by the Merger Agreement, the following directors resigned from the Company’s board of directors: Tom Marano, Bruce Benator, James Childs and Joel Marks.

As of the effective time of the Merger on January 6, 2014, pursuant to the Merger Agreement, the following individuals became members of the Company’s board of directors: Todd Miller and Merrick Elfman.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the Merger Agreement, at the effective time of the Merger, the articles of incorporation of the Company, as the surviving corporation of the Merger, were amended and restated. A copy of the amended and restated certificate of incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of the Company, as the surviving corporation of the Merger, were amended and restated to be identical to the bylaws of Purchaser, as in effect immediately prior to the effective time of the Merger, except that the name of Purchaser was changed to “Innotrac Corporation.” A copy of the amended and restated bylaws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 14, 2013 among Blue Eagle Holdings, L.P., Blue Eagle Acquisition Sub, Inc. and Innotrac Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Innotrac Corporation filed on November 15, 2013).

3.1	Amended and Restated Articles of Incorporation of Innotrac Corporation dated January 6, 2014.

3.2	Amended and Restated Bylaws of Innotrac Corporation dated January 6, 2014.

99.1	Press Release dated January 6, 2014 issued by Innotrac Corporation, Parent and Purchaser (incorporated by reference to Exhibit (A)(5)(a) to the Amendment No. 4 to Schedule TO filed on January 6, 2014).

99.2	Press Release dated January 6, 2014 issued by Innotrac Corporation, Parent and Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Date: January 6, 2014	Scott D. Dorfman Chief Executive Officer